CORPORATE GOVERNANCE REFORMS

DGSE Companies, Inc. (“DGSE” or the “Company”) agrees to implement the following corporate governance reforms:

1.          New Directors. DGSE agrees to appoint two (2) new and independent directors to the Board. At the discretion of the DGSE Board, the Board size shall remain at five (5) directors or grow to six (6) or seven (7) directors. The Board shall nominate these two (2) new directors to serve on the newly-formed Compliance, Governance, and Nominating Committee.

2.          Independent Directors. DGSE shall continue to comply with SEC and NYSE-MKT (or any other applicable exchange) requirements regarding director independence and shall meet the following additional requirements (collectively the “Independence Standards”). An independent director shall not :

(i)	have been employed as an elected officer of the Company or its subsidiaries for more than one (1) year within the last five (5) calendar years;

(ii)	have any personal services contract(s) with the Company or any member of the Company's senior management;

(iii)	be employed by a public company at which an executive officer of the Company serves as a director; or

(iv)	be a member of the immediate family of any person described in subsections above.

DGSE shall maintain a Board comprised of at least three-fifths of directors who meet applicable exchange independence requirements.

3.          Director Term Limits. The Board shall adopt a policy setting a reasonable term limit on service by an independent director, which shall operate solely on a going-forward basis from the date of adoption. An independent director shall not serve for more than ten years.

4.          Lead Independent Director. DGSE shall establish a Lead Independent Director if the roles of the Chairman of the Board and Chief Executive Officer (“CEO”) are held by the same person. The Lead Independent Director shall be required to meet the Independence Standards. In addition to the current duties and responsibilities described in the Company’s Corporate Governance Guidelines (the “Guidelines”), the Lead Independent Director shall have the power and responsibility to:

(a)	consult with the Chairman in setting the appropriate schedule of and agenda for Board meetings, with the goal of allowing the independent directors to perform their duties responsibly while not interfering with the flow of Company operations;

(b)	coordinate and develop the agenda for, and moderate executive sessions of, the Board’s independent directors;

(c)	call for a board vote to recommend the formulation of a special committee of the Board to investigate any alleged wronging by DGSE management;

(d)	act as liaison between the independent directors and the Chairman; and

(e)	assist the Board and Company officers in providing oversight for the Company’s governance guidelines and policies.

5.          Committee Chairs. No individual member of the Board shall be the chairman of more than one standing Board committee.

6.          Compliance, Governance, and Nominating Committee. DGSE shall establish a Compliance, Governance, and Nominating Committee consisting of at least three (3) Board members, two (2) of whom shall meet the Independence Standards set forth above.

(a)	The Compliance, Governance, and Nominating Committee shall meet at least two (2) times annually, and shall, for at least some portion of those meetings, meet in executive sessions at which management directors who are not members of the committee are not present.

(b)	The Compliance, Governance, and Nominating Committee shall have the following specific duties and responsibilities:

(i)	evaluate, recommend and oversee controls that assure that DGSE is complying with relevant regulatory requirements;

(ii)	monitor the effectiveness of the Company’s risk assessment program, including conducting an annual review and presentation to the Board of the effectiveness of DGSE’s program;

(iii)	monitor compliance with the Company’s code(s) of conduct and/or ethics; and

(iv)	by the date of the filing of DGSE’s 2013 Form 10-K after October 21, 2013, review DGSE’s ethics and compliance program and internal controls over compliance and implement changes as necessary.

7.          Audit Committee. The Audit Committee will continue with three (3) members, but the Board shall appoint one (1) new director to the Audit Committee. The new director must meet the Independence Standards described above, and shall be selected by majority vote of the other Independent Directors. The following changes to the Audit Committee shall be implemented:

(a)	The Audit Committee shall meet with the Compliance, Governance, and Nominating Committee semiannually to review compliance matters which pose material financial, operational, and legal/regulatory related risks, and to evaluate the Company’s disclosures obligations arising from such risks;

(b)	The Audit Committee shall hold executive sessions with the Company’s independent auditor, separate from DGSE’s financial management, as a routine item on its agenda for each of its regularly scheduled meetings;

(c)	The Audit Committee shall review with the independent auditor all steps taken by the auditor to annually review internal controls and procedure and the findings of the auditor with respect to such controls and procedures;

(d)	The Audit Committee, in its entirety, annually shall have at least four (4) regularly scheduled meetings to review the Company’s annual and interim financial statements and disclosures, as well as related independent auditor attestations/certifications/reports;

(e)	The Audit Committee’s existing Charter shall be revised to reflect the following:

(i)	there will be an appointed chairperson of the Audit Committee;

(ii)	the Audit Committee shall review and pre-approve all material market communications, including, but not limited to, press releases, scripts for analyst conference calls, SEC filings, etc., prior to public release; and

(iii)	the Chairperson of the Audit Committee shall rotate at least once every five (5) years;

(f)	The Chairperson of the Audit Committee shall meet with the outside auditors at least four (4) times annually, including before the end of the filing of the Company’s quarterly and annual reports with the SEC. These meetings may be conducted telephonically;

(g)	The Chairperson of the Audit Committee shall meet with the CFO at least four (4) times annually, including before the end of the filing of the Company’s quarterly and annual reports with the SEC. The meetings shall be confidential, held outside the presence of the CEO, and may be conducted telephonically; and

(h)	The Audit Committee shall ensure that all communications between the Audit Committee and the Company’s internal and external auditors are conducted in compliance with Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard Number 16, Communications with Audit Committees. At least annually, the Audit Committee shall obtain and review a report from the Company’s external auditor describing all relationships between the independent auditor and the Company that addresses the matters set forth in PCAOB Auditing Rule 3526. The Audit Committee shall evaluate the independent auditor’s qualifications, performance, and independence on the basis of this Report.

8.          Inventory Control Department. DGSE shall improve the operation of the Inventory Control Department by instituting the following measures:

(a)	The function of the Inventory Control Department has been expanded to monitor and control operational matters related to inventory and loss prevention;

(b)	The Inventory Control Department shall provide a detailed description of its functions and policies to the DGSE Compliance, Governance, and Nominating Committee; and

(c)	The Inventory Control Department (“ICD”) is principally responsible for establishment, oversight and improvement of all inventory related policies and processes, including the planning and management of periodic physical inventory counts, and the reconciliation of these physical inventory counts to the inventory sub-ledger and to the general ledger of the company. The ICD works closely with Accounting and Operations to implement new policies and procedures to improve inventory tracking and prevent loss. The ICD reviews and approves all adjustments to the inventory sub-ledger arising out of the physical inventory and reconciliation process.

9.          Compensation Recovery Policy. DGSE shall maintain a Compensation Recovery Policy, which shall require the following: Upon any restatement of DGSE’s financial results, the Board shall investigate to determine whether the restatement was due to misconduct by one or more of the Company’s executive officers. The Board shall, in all appropriate circumstances, require reimbursement of any annual performance incentive payment or longterm incentive payment to a Company executive officer where the payment was predicated upon achieving certain financial results that were subsequently the subject of a restatement of DGSE’s financial statements.

10.          Executive Compensation Practices. Compensation policies for DGSE senior management shall be modified by the following:

(a)	DGSE’s Compensation Committee shall retain an independent compensation consultant at least once every three (3) years to review the Company’s compensation philosophy and plan to ensure that the criteria, factors, and policies and procedures for determining compensation comport with current best practices, and shall make recommendations to the entire Board regarding any appropriate actions to better align executive and director compensation with shareholder interests and long-term value creation; and

(b)	Cash incentive plans for senior executives shall be assessed based on an analysis of performance, including their effectiveness in promoting the Company’s compliance with applicable rules and regulations and addressing and resolving any related compliance issues.

11.          Director Education. DGSE shall require that each member of the Board annually participate in continuing education designed for directors of publicly-traded companies for four (4) or more hours. Once a year, each Board member shall certify the type and amount of such education in a letter to the Chairman of the Board.

12.          Whistleblower Policy. The Company’s Whistleblower and Non-Retaliation policies shall be uniformly codified and distributed annually to all employees. The policies set forth in the DGSE Business Conduct and Ethics Charter shall be amended so that employees may report observed violations of the Code either: (1) internally to DGSE’s Chief Operating Officer; or (2) confidentially to an independent, third-party hotline or website to be established by DGSE. The Compliance, Governance, and Nominating Committee shall be responsible for overseeing the maintenance of any third-party hotline and website.

All allegations of improper, illegal or unethical conduct will be investigated promptly and objectively. DGSE will safeguard the confidential nature of the complaint and the complaining individual’s identity to the greatest extent possible that still permits a thorough investigation. Employees internally or externally reporting suspected violations will not be retaliated against in any way. Any person found to have retaliated against an individual for reporting illegal or unethical behavior or for participating in an investigation of allegations of such conduct will be subject to appropriate corrective action up to and including termination.

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